                                  EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Advanced Polymer Systems, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for certain investments in debt and equity securities.

                                                     KPMG PEAT MARWICK LLP

San Francisco, California
February 6, 1996